U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COMMON HORIZONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA            8600       72-1580195
(State or other jurisdiction of                                                       (Primary Standard Industrial                                                               (I.R.S. Employer
incorporation or organization)                                                     Classification Code Number)                                                              Identification Number)

620Tam O’Shanter, Las Vegas Nevada                                                                                                                                                     89109
(Name and address of principal                                                                                                                                                                   (Zip Code)
executive offices)

Registrant's telephone number, including area code: 702-413-1205

Approximate date of commencement of proposed sale to the public:                                                                                                   As soon as practicable after the effective date of this
                                                                                                                                                                                                                          Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box                  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                                                            ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                                                             ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2) FEE (2)	AMOUNT OF REGISTRATION
Common Stock	5,500,000 shares	$0.01	$55,000	$69.69
(1) This price was arbitrarily determined by Common Horizons, Inc.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane & Associates, LLP
3273 E. Warm Springs Rd.
Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated February 25, 2005

PROSPECTUS
COMMON HORIZONS, INC.
5,500,000
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Common Horizons, Inc. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.01 per share. This offering will expire unless extended by the board of directors on June 30, 2005. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$55,000	None	$55,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7-14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: February 25, 2005

Page
Summary	4
Risk Factors	7
If we do not obtain additional financing, our business will fail.	7
Because we have a limited history, you will have limited information upon which to base your investment decision.	7
Because we are a development stage company, our business has a high risk of failure.	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	8
If we are not able to succeed in marketing our service, making sales and maintaining a large enough membership base to support our business operations, we will not be able to achieve profitable operations.	8
Because we will rely primarily on member input to provide content on our website, we may not be able to attract initial subscribers because we will have limited content on our website to attract them.	8
We are in a competitive industry and our competitors may be more successful in attracting and retaining customers which could harm or limit our ability to attract and retain customers or expand our business.	9
Edward Panos is currently our only employee and if we are unable to hire and retain key personnel, we may not be able to implement our business plan.	9
Because we currently have demand loans outstanding the amount of $25,971 and have insufficient funds to pay this loan, we may be subject to legal proceedings if our creditors make a demand for payment on the outstanding loan and we are unable to pay.	9
Because following this offering two of our shareholders will retain approximately 48% of our outstanding common stock, investors may find that the corporate decisions influenced by these two shareholders are inconsistent with the best interests of other shareholders.	10
If we are unable to continually upgrade and expand our systems in order to keep up with the rapid technological change within our industry, we will not be able to compete within our industry and our business will fail.	10
If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our service resulting in a potential loss of any competitive advantage.	10
If we are unable to expand and adapt our site infrastructure to accommodate visitors and members to our site, members could terminate our service resulting in a loss of business.	11
Because we are dependent on third parties for critical services used in our business, we face potential losses if any of these services are interrupted or become more costly.	11

If telecommunications providers lose service to their customers, our members will not be able to access our service.	11
If there are events or circumstances effecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative affect on the financial results of our business operations.	12
If members do not accept the Internet as an effective means of providing a service that traditionally has been very personal, we will not be able to retain members and this will negatively impact our future revenues.	12
If we are unable to meet members’ expectations or deliver error-free services, our business will suffer losses and negative publicity.	13
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	13
Because members will be able to pass or communicate information to others through our web site and such communications could be defamatory or otherwise inappropriate, we could find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares	14
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	14
Use of Proceeds	14
Determination of Offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	20
Legal Proceedings	21
Directors, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	23
Interest of Named Experts and Counsel	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	25
Organization Within Last Five Years	25
Description of Business	26
Plan of Operations	34
Description of Property	39
Certain Relationships and Related Transactions	39
Market for Common Equity and Related Stockholder Matters	40
Executive Compensation	43
Financial Statements	44
Changes in and Disagreements with Accountants	45
Available Information	45

Summary

Common Horizons, Inc.

We were incorporated on January 28, 2004, under the laws of the state of Nevada for the purpose of establishing and developing business through the CommonHorizons.com web site. Our principal offices are located at 620Tam O’Shanter, Las Vegas, Nevada 89109. Our Phone number is 702-413-1205. Edward F. Panos is our president, CEO, CFO, treasurer, secretary, and sole director.

We intend to develop and operate an Internet-based specialty Web Portal for which our registered members will pay approximately $2.50 per month pre-paid annually (priced at $29.95 annually). We estimate that the potential CommonHorizons.com target audience in North America totals over 100 million people.

The CommonHorizons.com web portal will function as an online support center for individuals who need help in coping with the emotional, physical, and mental trauma of impending death, major illness and disability, affecting either themselves or close family and friends. In the event of death, the site will also help surviving family and close friends deal with grieving and carrying-on with their lives. The CommonHorizons.com web portal will also provide a variety of online content and forums where people facing these common life challenges can seek and share information and support.

We intend to provide our members with access to a library of information that will primarily consist of sub-pages with content from various related topics provided by our members. We intend to provide our members with various services including the ability to post messages on our website and the ability to establish an email account. We also intend to establish affiliate agreements with suppliers of various herbs, vitamins, and books to assist our members in purchasing these products.

The Common Horizons web site will be operated on a commercial basis and we plan to have standard Internet revenue sources including access fees, advertising, and affiliate agreement with other websites. Fund-raising through the site, specifically by way of donation solicitations on behalf of established medical agencies and charities, will follow accepted industry practices, including payment for the origination and processing of donations.

Our marketing plan is built around providing a supportive online environment featuring useful content and communication forums for our members to use in their everyday lives, before and after their common tragedies. New visitors to our site will be able to use the Web Portal as a full member for 30 days free after registering. Visitors will be driven to the site through carefully targeted marketing efforts channeled through established medical agencies and societies, hospitals, clinics and specialist medical practitioners, as well as reciprocal online Internet links and search engine optimization. Currently, we do not have any members.

Since we are in the early stages of our business plan, we have not yet earned any revenues from our planned operations. As of December 31, 2004, we had $134 cash on hand and liabilities in the amount of $87,384. Accordingly, we had a working capital deficit of $87,250 as of December 31,

2004. Since our inception through December 31, 2004, we have incurred a net loss of $102,250. We attribute our net loss to having no revenues to offset our expenses from the general and administrative fees related to the creation and operation of our business, including the initial development of our CommonHorizons.com web portal. We do not have sufficient funds to complete development of the CommonHorizons.com web portal. Accordingly, we expect to require additional financing over the next twelve months.

We have incurred cumulative net losses in the amount of $102,250 since our inception. Our ability to raise additional financing is unknown. The obtainment of additional financing and its transition, ultimately, to the attainment of profitable operations is necessary for us to continue operations. The ability to successfully resolve these factors raises substantial doubt about our ability to continue as a going concern. The audit report of our auditor raised substantial doubt as to our continuance as a going concern.

The Offering

Securities Being Offered	Up to 5,500,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.01 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issues and to be Issued
10,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	December 31, 2004 (audited)
Cash Total Assets Liabilities Total Stockholder’s Deficit	$ 134 $ 134 $ 87,384 $(87,250)
Statement of Loss and Deficit
Revenue Net Loss Since Inception	$ 0 $(102,250)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Due to any of these risks, you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

We do not anticipate earning revenues until such time that the Common Horizons Web Portal is fully developed and operational. Following the initial site development work and establishment of the Common Horizons Web Portal, we will require significant funds to purchase additional software, hardware, and to monitor and improve the functionality of our website. As of December 31, 2004, we had cash in the amount of $134. We estimate that we will require approximately $360,000 for the next twelve months in order for our business to become fully operational. We may not be able to become fully operational and maintain our operations in the future without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our intermediate or long-term capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Because we have a limited history, you will have limited information upon which to base your investment decision.

We were incorporated on January 28, 2004. We have a limited history upon which to base any projection as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will achieve profitable operations or even generate any operating revenues. Moreover, we have no prior experience in managing an internet based web site portals business of the type described in this prospectus. Potential investors should be aware that there is a substantial risk of failure associated with new business ventures as a result of problems encountered in connection with the commencement of new operations. These include, but are not limited to, unanticipated problems relating to the marketing and sale of a new service in the marketplace, the entry of new competition and unknown or unexpected additional costs and expenses that may exceed current estimates.

Because we are a development stage company, our business has a high risk of failure.

As noted in our financial statements, we are a development stage company that is currently developing a business. These conditions raise substantial doubt as to our continuance as a going concern. To date, we have completed only partial development of our web site and we can provide no assurance that the web site under development will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of our business plan and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of our business plan and attain sustainable profitable operations, then our business will fail.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have incurred cumulative net losses of approximately $102,250 since our inception. We have not attained profitable operations and are dependent upon obtaining financing to continue operations. As of December 31, 2004, we had cash in the amount of $134. We have forecasted expenditures of $356,250 for the next twelve months as set forth above. Therefore, we will require financing in the approximate amount of $360,000 to pursue our business plan for the next twelve months. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

If we are not able to succeed in marketing our service, making sales and maintaining a large enough membership base to support our business operations, we will not be able to achieve profitable operations.

Any time a new product or service is introduced into a market, as in the case of a number of the new service being developed by us, there is a substantial risk that membership sales will not meet expectations or even cover the cost of operations. General market conditions might be such that membership sales will be slow or even non-existent, and/or the service itself might not fit the needs of our target market sufficient to induce sales. While we anticipate the ability to sell memberships to our web site, there is no way to predict the volume of membership sales that will occur or even if sales will be sufficient to support our future operations. Numerous factors beyond our control may affect the marketability of the services offered and developed. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors can not be accurately predicted, but it’s possible they may result in the Company not receiving an adequate return on its invested capital.

Because we will rely primarily on member input to provide content on our website, we may not be able to attract initial subscribers because we will have limited content on our website to attract them.

We will rely primarily on our members to provide content for our website. We currently do not have any subscribers to our website. It is the content on our website that will be critical in attracting subscribers. At the present time, we have minimal content with which to attract initial subscribers to our website and for this reason we may experience difficulty attracting initial subscribers. In the event that we are successful in attracting initial subscribers, we will rely primarily on them to provide content to attract additional subscribers. If our initial subscribers do not provide content to our website, we may experience difficulty attracting additional subscribers.

We are in a competitive industry and our competitors may be more successful in attracting and retaining customers which could harm or limit our ability to attract and retain customers or expand our business.

Competition in the area of web portals is intense and is expected to increase. We face competition from the WebMD.com web site because it offers a service similar to those that we are developing. Given its established market position and current content and services, WebMD.com could become a competitive threat to our planned operations. WebMD.com presents a competitive threat to our business because they currently provide substantial content such as interviews with health professionals, articles written by their staff, and post recipes for those with a restricted diet due to a specific health condition. There can be no assurance that our competitors will not succeed in expanding to develop and offer services that will render our services non-competitive. In addition, as more competitors enter into the marketplace, it is likely that the industry and we will experience a decrease in revenue, reduced operating margins and a loss of market share at a later date.

Edward Panos is currently our only employee and if we are unable to hire and retain key personnel, we may not be able to implement our business plan.

We depend on the services of our sole officer and director, Edward Panos. Our success depends on the decisions made by Mr. Panos. The loss of the services of Mr. Panos could have an adverse effect on our business, financial condition and results of operations. There is no assurance that Mr. Panos will not leave us or compete against us in the future, as we presently have no employment agreement with Mr. Panos. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. We anticipate hiring employees to conduct interviews with health professionals and write articles. We anticipate hiring employees to assist in administrative functions necessary for the operation of our website such as reviewing articles submitted by our members for posting. In order to continually upgrade and maintain the operation of our website, we anticipate hiring a director of information technology. We may also have to seek outside independent professionals to assist us in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many of our projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because we currently have demand loans outstanding the amount of $54,971 and have insufficient funds to pay this loan, we may be subject to legal proceedings if our creditors make a demand for payment on these outstanding loans and we are unable to pay.

We currently have demand loans outstanding in the amount of $54,971 and we had cash in the amount of $134 as of December 31, 2004. As a result, we currently have insufficient funds available to pay these loans in the event that our creditors make a demand for payment. If our creditors make a demand for payment and we are unable to pay these loans, our creditors may commence legal proceedings to enforce his rights under these loans. Our failure to pay these loans and the commencement of legal proceedings could divert the attention of our sole officer and director from the operations of the company resulting in could materially adverse consequences to our business, financial condition and results of operations.

Because following this offering two of our shareholders will retain approximately 48% of our outstanding common stock, investors may find that the corporate decisions influenced by these two shareholders are inconsistent with the best interests of other shareholders.

Mr. Panos is currently our sole director, officer, and employee and he will continue in this capacity upon completion of this offering. Mr. Panos owns approximately 23.8% of the outstanding shares of our common stock. Accordingly, he is able to control the operation of our business and make all corporate decisions affecting our business. Can Euro Holdings also owns 23.8% of the outstanding shares of our common stock. Can Euro Holdings currently has a significant influence in the direction of our policies and will continue to have a significant influence in the direction of our policies upon completion of this offering. As a result, corporate decisions influences by these two shareholders could differ from the best interests of other stockholders.

If we are unable to continually upgrade and expand our systems in order to keep up with the rapid technological change within our industry, we will not be able to compete within our industry and our business will fail.

The Internet market is characterized by rapidly changing technologies, evolving industry standards, changing customer needs and frequent new service introductions. Our future success will depend, in part, on our ability to change and evolve, to use leading technologies effectively, to enhance our services, and to develop new services to meet changing customer needs on a timely and cost-effective basis. There can be no assurance that we will be successful in this change and evolution on a timely basis. Although we intend to support emerging standards in the Internet marketplace, there can be no assurance that industry standards will be established or, if they become established, that we will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. In addition, there can be no assurance that services or technologies developed by others will not render our Web Portal site uncompetitive or obsolete.

If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our service resulting in a potential loss of any competitive advantage.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and trademark in both the United States and other countries. To date, we have not obtained any trademark or trade name registrations. No assurance can be given that any intellectual property rights owned by us will not be challenged, invalidated or circumvented, that any rights granted will provide competitive advantages to us.

Intellectual property litigation is expensive and time-consuming, and can be used by well-funded adversaries as a strategy for depleting the resources of a small company such as us. There is no assurance that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought.

If we are unable to expand and adapt our site infrastructure to accommodate visitors and members to our site, members could terminate our service resulting in a loss of business.

The future success of our business will depend to a large extent on the capacity, reliability and security of our site infrastructure. As the number of visitors and members and their interaction with the site increases, we will be required to expand and adapt our site infrastructure. Such expansion and adaptation will require substantial financial, operational and management resources. We believe that we will require funds for capital expenditures on site software and hardware infrastructure during the next twelve months. There can be no assurance that we will be able to expand or adapt our site infrastructure to meet evolving demand or changing member requirements on a timely basis and at a commercially reasonable cost, or at all.

Capacity constraints may occur in the future that affect member access to site content and services. Such capacity constraints could result in members being unable to connect to the Common Horizons site. Further, if we are unable to maintain sufficient bandwidth capacity in our Internet connections, members will perceive a general slowdown of services available through the Web Portal. Similar problems could occur if we are unable to expand the capacity of our services fast enough to keep up with the demand from an expanding member base, possibly with increasing utilization rates. Any of these events could cause members to terminate use of our services. Accordingly, while our objective is to maintain excess capacity, any failure to expand or enhance our site infrastructure on a timely basis or to adapt it to an expanding member base, changing memory requirements, or evolving industry standards, could materially and adversely affect our business, financial condition and results of operations.

Because we are dependent on third parties for critical services used in our business, we face potential losses if any of these services are interrupted or become more costly.

Our operations and services are dependent on the protections of our equipment from fire, earthquakes, power loss, telecommunications failures and similar events. A significant portion of our equipment, including all critical “server” equipment dedicated to our Internet Web Portal site, will be located at a single facility operated by an independent third-party. Despite precautions taken by us and our third-party “server park” operator, the occurrence of a natural disaster or other unanticipated problems at our corporate offices or those of the server park operator, could cause interruptions in our services. We will be relying upon our server park operator to provide redundant or backup equipment and telecommunications facilities. Any accident, incident or system failure that causes interruptions our operations could have a material adverse affect on our ability to provide Internet services to our members. Extensive or multiple interruptions in providing customers with site access are a known primary reason for customer decisions to cancel or abandon the use of Internet sites/services. Accordingly, any disruption of our services due to system failures could have a material adverse affect on our business, financial condition and results of operations.

If telecommunications providers lose service to their customers, our members will not be able to access our service.

We will be relying on local telephone companies and other companies to provide the telecommunications links for members to access our web site. In the Internet marketplace it is not unusual for telecommunications providers to lose service in a market area, although these problems are usually cured within 24 hours. Any accident, incident, system failure or discontinuance of operations involving a third-party telecommunications provider that causes our members or visitors to be unable to access our site could have a material adverse affect on our ability to provide its services to members and, in turn, on the Company’s business, financial condition and results of operations.

If there are events or circumstances effecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative affect on the financial results of our business operations.

Despite the implementation of security measures, our web site infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation in service to Common Horizons members. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming registered Common Horizons members. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking”. Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation in service to our members, which could have a material adverse affect on our business, financial condition and results of operations.

If members do not accept the Internet as an effective means of providing a service that traditionally has been very personal, we will not be able to retain members and this will negatively impact our future revenues.

The market for all Internet content and service products is in an early stage of growth. Our success will in part depend upon the continuing development, expansion and acceptance of the Internet. The use and acceptance of the Internet as a medium for seeking information and getting or receiving support in coping with the grief attendant in the health care sector is a relatively new concept. It will require that users accept a new way of dealing with what has historically been a very personal problem. It is difficult to predict with any assurance the rate at which the market will grow, if at all, if in fact there is a market at all, or when new or increased competition may result in market saturation. The novelty of our intended delivery of specialized content and services through the Internet may also adversely affect our ability to attract and retain members, as those unfamiliar with the Internet or otherwise inexperienced would potentially be more likely to avoid or discontinue our services after an initial trial.

If we are unable to meet members’ expectations or deliver error-free services, our business will suffer losses and negative publicity.

Membership sales will be based on convincing the visitor to our web site that we can meet their needs. Failure to meet those needs could result in:

•	delayed or lost revenues due to adverse member reaction;
•	refunds of membership fees for failure to meet service obligations;
•	negative publicity about our services, which could inhibit our ability to attract or retain members; or
•	claims for damages against us, regardless of our responsibility for such failure.

The occurrence of any of the foregoing would impact our business in a negative manner and militate against the investor receiving a return on his or her investment.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Because members will be able to pass or communicate information to others through our web site and such communications could be defamatory or otherwise inappropriate, we could find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

We will have limited control over our members’ online practices and the information passed through and stored on our systems by our members. The law relating to the liability of the Internet service providers for incorrect use of the Internet and information carried on or disseminated through their web sites is unsettled. Although we can not anticipate that such claims or lawsuits would necessarily be asserted against us, there can be no assurance that such claims will not be asserted in the future, or if asserted, will not be successful. As the law in this area develops, the potential imposition of liability upon us for information carried on, or disseminated through our web site could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain service offerings. Any costs that are incurred as a result of contesting any such asserted claims or the consequent imposition of liability could materially adversely affect our business, financial condition and results of operations.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 5,500,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 52.38% of the common shares outstanding as of the date of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock after taking into account a 10-for-1 stock split on June 25, 2004. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,500,000 shares of common stock offered through this prospectus. The shares include the following:

•
4,500,000 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and completed on May 5, 2004. Each purchaser represented his or her intention to acquire the securities for investment intent only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

•
1,000,000 shares that the selling shareholders acquired from us in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and completed on June 22, 2004. Each purchaser represented his or her intention to acquire the securities for investment intent only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of February 25, 2005, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 10,500,000 shares of common stock outstanding on February 25, 2005.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Owned Upon Completion of this Offering
Autostar, Inc. (1) 6997 S. Hilhtech Dr. Midvale, UT 84047	100,000	100,000	Nil	Nil
Tavish Barnes 1215 Everall Street	100,000	100,000	Nil	Nil
Derek Bodnarchuk 43-1507 W. 12th Avenue Vancouver BC Canada V6J 2E2	250,000	250,000	Nil	Nil
Richard Dickey 8729 Las Olivas Avenue Las Vegas, Nevada 89147	100,000	100,000	Nil	Nil
Sean Farnsworth 1165 W. 49th Avenue V6M 2P9	100,000	100,000	Nil	Nil
Michael Fatutoa 1836 Mt. Carmel Las Vegas, Nevada 89125	100,000	100,000	Nil	Nil
Samantha Saith Freeman 1704 Birch Street Las Vegas, Nevada 89102	100,000	100,000	Nil	Nil
David Gifford 1643-128th Street Surrey BC Canada	100,000	100,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Allison Greiner 115 E. Noble Street #2 Columbus, Ohio 43125	100,000	100,000	Nil	Nil
Suzie Guy 16248 Lincoln Woods Court Surrey BC Canada	100,000	100,000	Nil	Nil
Carolyne S. Johnson 950 Seven Hills Drive, #414 Henderson, Nevada 89052	100,000	100,000	Nil	Nil
Muriel Panos Johnson P.O. Box #58736 Salt Lake City, Utah 84158	250,000	250,000	Nil	Nil
Anthony Jones 8729 Las Olivas Avenue Las Vegas, Nevada 89147	100,000	100,000	Nil	Nil
Karl E. Jones 8729 Las Olivas Avenue Las Vegas, Nevada 89147	100,000	100,000	Nil	Nil
Kimberlee Lissnoff 8729 Las Olivas Avenue Las Vegas, Nevada 89147	100,000	100,000	Nil	Nil
Daniel P. Maher 11067 Sospel Pl. Las Vegas, Nevada 89141	300,000	300,000	Nil	Nil
Marathon Enterprises (2) 1338 Foothill Drive, Suite #237 Salt Lake City, Utah 84108	100,000	100,000	Nil	Nil
Sean Montgomery 3981 W. Irvin Las Vegas, NV 89141	100,000	100,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Carolyn Oram 1454-161 1st Street Surrey, BC Canada V4A 4X8	250,000	250,000	Nil	Nil
Douglas Oram 1454-161 1st Street Surrey, BC Canada V4A 4X8	250,000	250,000	Nil	Nil
Paul Oram 1454-161 1st Street Surrey, BC Canada V4A 4X8	250,000	250,000	Nil	Nil
John D. Panos 14115 Wilton Way Salt Lake City, Utah 84108	250,000	250,000	Nil	Nil
Curtis Petersen 814-555 Abbott Vancouver BC Canada V6B 6B8	100,000	100,000	Nil	Nil
Jordan Pires 304-1421 E. 2nd Vancouver, BC Canada	100,000	100,000	Nil	Nil
Roderick Hall Risk 1350 E. Flamingo Road, #228 Las Vegas, Nevada 89119	300,000	300,000	Nil	Nil
Jaime Rueda 194 E. Pioneer Avenue Sandy, Utah 84070	100,000	100,000	Nil	Nil
Cameron Runte 776 E. 63rd Avenue Vancouver BC Canada	100,000	100,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Pic Sayasenh-Wartanian 6530 Annie Oakley Dr. #2828 Henderson, Nevada 89014	100,000	100,000	Nil	Nil
Andrew Wong 13969 Trites Road Surrey BC Canada V3X 3E7	100,000	100,000	Nil	Nil
Dan Wong 1006-939 Homer Street Vancouver BC Canada V6B 2W6	100,000	100,000	Nil	Nil
Adam J. Workman 1704 Birch Street Las Vegas, Nevada 89102	100,000	100,000	Nil	Nil
Jeff Zeilstra 2399-134 St. Surrey BC Canada V4A 9T9	250,000	250,000	Nil	Nil
Scott Zeilstra 2399-134 St. Surrey BC Canada V4A 9T9	250,000	250,000	Nil	Nil
James Pieprzyca 1350 E. Flamingo Rd. #228 Las Vegas, NV 89052	200,000	200,000	Nil	Nil
Jennifer A. Kwiatkowski 251 S. Green Valley Pkwy. #5422 Henderson, NV 89012	200,000	200,000	Nil	Nil
Darius Clement 4720 Newton Dr. Las Vegas, NV 89121	200,000	200,000	Nil	Nil

(1)	John D. Panos is the beneficial owner of the shares held by Autostar, Inc.
(2)	John D. Panos is the beneficial owner of the shares held by Marathon Enterprises

None of the selling shareholders:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2. in privately negotiated transactions;
3. through the writing of options on the common stock;
4. in short sales, or;
5. in any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The selling shareholder may also sell their shares under the Securities and Exchange Commission's Rule 144 provided that they satisfy the conditions set for in the rule. A description of the requirements of Rule 144 is set forth under the subheading “Rule 144 Shares” on page 40 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;
2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane & Associates, LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of February 25, 2005 are as follows:

Director:

Name of Director    Age
Edward F. Panos                             34

Executive Officers:

Name of Officer                                           Age    Office
Edward F. Panos                            34                                              President, Chief Executive Officer,
                        Chief Financial Officer, Treasurer, & Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director.

Edward F. Panos. Mr. Panos is the Company’s sole director and corporate officer. As President and Chief Executive Officer, Mr. Panos is responsible for the day to day management of the Company and for the continued strategic evolution of the CommonHorizons.com site, growth in its member base and attaining profitability. His business experience over the past five years includes serving as President of One World Payment Systems, Inc., based in Las Vegas, from January 2002 through February 2004. One World Payment Systems, Inc. developed advanced electronic payment technologies utilizing debit as well as credit instruments for both e-commerce and brick and mortar store fronts. From September 2000 to December 2001, Mr. Panos was the President and Chief Operating Officer of Kelsey Entertainment, a children’s educational software company, based in Las Vegas. Mr. Panos served as President of Universal Internet Marketing based in Vancouver, British Columbia, Canada from 1998 to 2000.

We presently do not pay our officers or directors any salary or consulting fee.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than Edward F. Panos.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following:

•	A verbal agreement with our outside auditors to perform auditing functions at their normal and customary rates.
•	A verbal agreement with Cahan Creative LLC to perform the logo design, web design, and build our initial site concept.
•
An agreement with Chef Live, Inc. to provide recipes for restricted diets due to a specific health condition and articles on food. In exchange for these services, we agreed to pay Chef Live, Inc. a monthly consulting fee of $200 or $50 per recipe and/or article and these monthly consulting fees shall not exceed $300. This agreement is effective for three years and is subject to termination on thirty days written notice from either party.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 25, 2005, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Edward F. Panos 620 Tam O’Shanter Las Vegas, NV 89109	2,500,000	23.8%
Common Stock	Can Euro Holdings (2) 251 S. Green Valley Pkwy. #5422 Henderson, NV 89102	2,500,000	23.8%
Common Stock	All Officers and Directors as a Group (one person)	2,500,000	23.8%
(1)	The percent of class is based on 10,500,000 shares of common stock issued and outstanding as of February 25, 2005.
(2)	Aaron Oram is the beneficial owner of the shares held by Can Euro Holdings

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Description of Securities

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, with a par value of $0.001 per share. On June 25, 2004, our board of directors approved a ten for one forward split of our common stock. Following this forward split, the number of outstanding shares of our common stock increased from 1,050,000 to 10,500,000 shares. As of February 25, 2005, there were 10,500,000 shares of our common stock issued and outstanding held by thirty-nine (39) stockholders of record.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Assuming that a quorum is present at any meeting, the election of directors by plurality vote means that the votes cast in favor exceed those votes cast against with abstentions not being calculated as a vote for or against. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation do not authorize any shares of preferred stock.

Dividend Policy

To date, we have neither declared nor paid any dividends on our common stock, nor do we anticipate that dividends will be declared or paid in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event that a dividend is declared, common stockholders on the record date are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Associates, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

De Joya & Company, Certified Public Accountants and Consultants, has audited our financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. De Joya & Company has presented their report with respect to our audited financial statements. The report of De Joya & Company is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within the Last Five Years

We were incorporated on January 28, 2004, under the laws of the state of Nevada.

We intend to develop and operate an Internet-based specialty Web Portal for which our registered members will pay approximately $2.50 per month pre-paid annually (priced at $29.95 annually). The CommonHorizons.com web portal will function as an online support center for individuals who need help in coping with the emotional and mental trauma of impending death, major illness and disability, affecting either themselves or close family and friends. In the event of death, the site will also help surviving family and close friends deal with grieving and carrying-on with their lives. The CommonHorizons.com web portal will also provide a variety of online content and forums where people facing these common life challenges can seek and share information and support.

Edward F. Panos has been our president, treasurer, secretary and sole director since our inception.

Description Of Business

In General

We intend to develop and operate an Internet-based specialty Web Portal site for which our registered members will pay approximately $2.50 per month pre-paid annually (actually priced at $29.95 annually). Management set our membership fee at $29.95 annually because this fee is comparable to the fees charged by other Internet service providers. For an introductory one month period after registration, members can use our web site for free in order to become familiar with its content and services. In the event that a member cancels their membership within the first month after registration, we will refund their entire membership fee. Members who cancel their membership after one of registration will not be entitled to any refund.

Our web site will function as an online support center for individuals who need help in coping with the emotional and mental trauma of impending death, major illness and disability, affecting either themselves or close family and friends. In the event of death, the site will also help surviving family and close friends deal with grieving and carrying-on with their lives. Our web site will provide a variety of online content and forums where people facing these all too common life challenges can seek and share information and support.

Our web site will be operated on a commercial basis and our plan is to have Internet revenue sources such as access fees, e-magazine/newsletter advertising, and the sale of holistic products such as vitamins and books.

Principal products or services and their markets

Background

Management believes that there is a substantial need for the support service Web Portal site that we are developing. We believe that there is a large population of individuals in North America who are dealing with terminal or major illness and disability. Most of these people have family and close friends, who must cope with the reality of their own or a loved one’s illness or disability.

Religious groups offer a support resource for those coping with disability, major illness and impending death or loss. While this resource is still available today, it is our management’s opinion that many people are effectively estranged from it. With the emergence of the Internet becoming a popular resource in our society, the Internet is an excellent medium of communication that can effectively provide the support necessary for a healthy coping and grieving process. Management believes that the service we are developing can be operated successfully through a business model utilizing the Internet and on a for-profit basis.

Our marketing plan is built around providing a supportive online environment featuring useful content and communication forums for our members. Visitors will be driven to the site through carefully targeted direct response marketing efforts channelled through established medical agencies and societies, hospitals, clinics and specialist medical practitioners, as well as reciprocal online Internet links and search engine optimization. We presently do not have any relationship with any established medical agencies and societies, hospitals, clinics and specialist medical practitioners. Our management intends to introduce our website to these institutions and resources.

Principal Services

Our Web Portal will feature content and services of a useful, respectful and caring nature suited to our target audience of those coping with disability, major illness and impending death or loss.

The overall site concept is that of a virtual community where our members will have access to information, resources, and services that are detailed in the following table.

Preliminary Site Concept

Site Search_________________ Smile of the Day
Library
Lives that Inspire
Living with Disability
Living with Major Illness
Living with Death and Dying
Dealing with Dependencies
and Addictions
Children and Death
Funeral Planning
Elder-care
Lifestyle
Alternative Treatments
Financial
- wills and estate planning
Links
- news
- medical agencies/societies
- religious groups

Community Resources
Free E-Magazine
“SupportConnections”
Counselling and Help
Reach-out:
- News Groups
- Message Boards
- Chat Rooms
• Hosted
• unhosted
- Prayer Groups
- Professional Forums
- Start a Group

Services
Free Web Pages
Free E-mail
Bookstore
Pharmacy

Welcome
Our Mission
Member Sign-in
New Users
Edit Member Profile
Member Referral Program
Personalize Your Common Horizons Home Page
Make Common Horizons Your Home Page
Your Common Horizons Account
Frequently Asked Questions
Service Bulletins
Contact/Member Services
Privacy
Security

Favorite Links
Personalize Your Links
Financial
News
Search the Web

Common Companion Foundation Mission Trustees Organizations supported Funding report	Donations Donor specified organizations

Description of Products and Services We Intend to Provide

The discussion that follows provides additional detail about the content, service, and/or product that we intend to offer under each topic set forth above in the overall site concept.

Library

Our library will primarily consist of sub-pages with content in various related topics provided by our members.

Lives that Inspire

•	This sub-page will consist of articles that we will encourage our members to submit. We will post articles that our members submit discussing their stories of survival.

Living with Disability

•
This sub-page will provide content that focuses on assisting disabled persons or people who live with a disabled person. We will encourage our members to submit references to locations in their geographical area that provide the necessary equipment needed to assist them with their disability. We will organize the references we receive based upon geographical area.

Living with Major Illness

•
This sub-page will provide content that focuses on living with a major illness. We will encourage our members to submit stories discussing how they maintained a quality of life while living with a chronic illness.

Living with Death and Dying

•	This sub-page will provide content from members who have lost a loved one to an illness. We will encourage our members to submit stories discussing how they coped with the death of a loved one.

Dealing with Dependencies and Addictions

•
This sub-page will provide content from members who have dealt with dependencies and addictions. We will encourage our members to submit stories discussing how they overcame or dealt with dependencies and addictions on drugs and alcohol.

Children and Death

•
This sub-page will provide content from children who are undergoing treatment for a chronic illness. We will encourage children to enter a diary disclosing their treatment and experiences so other kids can read about them or keep track of their progress.

Funeral Planning

•
This sub-page will provide content from members who have experienced the unfortunate event of planning a funeral. We will encourage our members to submit step-by-step procedures to planning a funeral including costs.

Elder Care

•
This sub-page will provide content from members who have searched for assisted-living residences for loved ones. We will encourage our members to share their experiences when they selected an assisting-living residence for a loved one.

Lifestyle

•
This sub-page will provide recipes from our members for those with a restricted diet due to a specific health condition. We will encourage our members to submit recipes that they use when preparing food for a specific type of diet.

Alternative Treatments

•
This sub-page will provide suggestions for alternative treatments for chronic illnesses such as herbal remedies and meditation. We will encourage our members to submit articles disclosing their use of alternative treatments for chronic illness and evaluate the effectiveness of such treatment.

Financial

•
This sub-page will provide referrals from our members to attorneys and other professionals who provided them with estate planning. We will organize the referrals we receive based upon geographical area.

Links

•
This sub-page will provide links to news organizations that publish health-related articles, medical agencies/societies that conduct ongoing research, and religious groups that provide additional support to those in need.

Community Resources

Free E-Magazine

•
We will provide to our members an online magazine that includes interviews with health professionals, articles written by consultants and/or our staff, and other current issues. At this time, we have not developed an e-magazine or newsletter.

•
On December 1, 2004, we entered into an agreement with Chef Live, Inc. to provide recipes for restricted diets due to a specific health condition and articles on food. In exchange for these services, we agreed to pay Chef Live, Inc. a monthly consulting fee of $200 or $50 per recipe and/or article and these monthly consulting fees shall not exceed $300. This agreement is effective for three years and is subject to termination on thirty days written notice from either party. We will include the recipes and/or articles from Chef Live, Inc. in our on-line magazine.

•
We intend to hire staff to provide content, editorial, and marketing services in the production of our online magazine. We are also seeking to retain other consultants to provide content for our online magazine. The only agreement we currently have to provide content for publication in our online magazine is with Chef Live, Inc.

•
We intend to offer advertising space in our online magazine, but have not determined the fees that we would charge for advertising space at this time. We intend to attract companies to advertise in our online magazine by pursuing contacts purchased from providers of sales are marketing leads.

Counseling and Help

•
This sub-page will provide referrals from our members to counselors who assisted them in coping with the chronic health condition personally or with respect to a loved one. We will organize the referrals we receive based upon geographical area.

Reach-Out

•	This area of the website will be designed to provide our members with a forum to converse with other members and place messages on message boards.

Services

Web pages

•	We intend to provide our members with the ability to post messages on our website detailing the progress of a loved one who is undergoing therapy or treatment,

E-mail

•	We intend to provide our members with email service.

Bookstore

•
We intend to establish affiliate agreements with book suppliers and publishers in order to assist our members in purchasing printed material. Our management intends to join a referral program with amazon.com where we will derive revenue from sales that occur on the Amazon website through formatted links from our website. Amazon.com pays a referral rate on a quarterly basis. The referral rate will range from 5% to 8% and be based on the total number of items shipped.

Pharmacy

•
We intend to establish affiliate agreements with suppliers of various herbs and vitamins in order to assist our members in purchasing these products. Our management intends to join a referral program with online suppliers of these products where we will derive revenue from sales that occur on the supplier’s website through formatted links from our website.

Competition

Management believes that there is very little competition for our planned Web Portal site. There are hundreds of established organizations that help in the fight against disease and disability. These established organizations, agencies, societies and community service groups were founded, not to deal with patients’ and others’ emotional and mental support needs, but rather to deal with the issues of advancing medical knowledge, promoting continuing research, educating the public about disease and disability, shaping public policy and providing necessary funding. These organizations include numerous, well-recognized, national bodies such as:

• American Cancer Society
• American Diabetes Association
• American Geriatrics Association
• American Heart Association
• American Liver Foundation
• American Lung Association
• Arthritis Association
• Centers for Disease Control and Prevention (“CDC”)
• Epilepsy Foundation of America
• National Cancer Institute
• National Heart, Lung and Blood Institute
• National Stroke Association

At the present time, it is management’s opinion that the scope of on-line resources available for support is limited. In reviewing several websites, it is management’s opinion that the following generalizations can be made:

•	the content and services provided are typically very limited and disease/disability specific
•	the support offered is typically “brochure-ware” oriented to medical causes and treatment
•	communication forums are rare, and where they exist, are poorly developed
•	none of the sites provide information for alternative treatments to chronic illnesses.

One notable exception to the above generalizations is the site of “WebMD.com” which is structured along the lines of a portal site and provides scheduled “hosted” chat with accredited professionals. Given its established market position and current content and services, WebMD.com could become a competitive threat to our planned operations.

In order to compete for customers and increase awareness of our website, we plan to establish agreements with companies or organizations where they would place on their website information about our service and links to our website in return for us providing the same with respect to their service. At the present time, we have not entered into any agreements with any companies or organizations that maintain websites. We also plan to initiate an email marketing campaign. Our management anticipates that this email marketing campaign coupled with links to our website from other health related websites will build awareness and eventual memberships for our service. In addition, management anticipates that these marketing efforts will also result in a number of personal referrals to visit our website.

Other websites do not provide content provided by their members enabling people facing common life challenges to share information and seek support. For this reason, our management believes that this unique feature will provide us with a competitive advantage over other health related websites.

Compliance with Government Regulation

Other than through general regulations that are applicable to all businesses, we do not expect our business to be subject to any direct regulation by any government agencies such as, in the US, the Federal Communications Commission (the “FCC”). However, in the US and other countries, ongoing discussions about the regulation of Internet operations and its related economic activities include such issues as: (1) whether Internet access providers should continue to be classified as unregulated “information service providers” rather than as regulated “telecommunications providers” like the telephone companies under the terms of the 1996 Telecommunications Act; (2) whether Internet access providers should be required to contribute to the universal service fund which subsidizes phone service for rural and low income consumers and supports Internet access among schools and libraries; and (3) what regulations, if any, should apply to evolving use of the Internet for data and telecommunications transmissions. In future the regulatory situation with the FCC or any of a number of other federal agencies or bodies, or state regulatory agencies or bodies, could change.

Further, due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to such issues as: content, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. We can not predict the impact, if any, that any future regulatory changes or developments may have. Changes in the regulatory environment related to the Internet could have a material adverse affect on our business, financial condition and results of operations.

We do not believe that the service, content, or products that we intend to provide will not give rise to any professional licensing issues. The content that we will provide in our library primarily will consist of articles submitted by members. The remainder of the content provided will be produced by staff or consultants that we anticipate hiring to conduct interviews with health professionals and write articles. We do not intend to sell any regulated medications.

Employees

We have no employees as of the date of this prospectus other than our sole officer, Mr. Edward Panos. We conduct our business through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have not formed any subsidiaries and have no ownership, either directly or indirectly, in any other company.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

We own the right to use the domain name, www.commonhorizons.com.

Although we believe that our success will be more dependent on our technical, marketing and customer service expertise than upon proprietary rights, we recognize that our success and ability to compete will be dependent in part upon proprietary rights. We will be seeking copyright, trade mark and other applicable protection for the Common Horizons “brand” which we will be developing, as well as for any proprietary content, database, or functionality developed for our Web Portal. With respect of third-party software products, we anticipate that we will require software licenses and authorizations for the development and ongoing operation of the Common Horizons site. Currently, we do not hold any license or authorizations for third-party software products. Upon securing licenses and authorizations for third-party software products, we intend to maintain or negotiate renewals of all such software licenses and authorizations as may be necessary, although it cannot be certain that such renewals will be available on acceptable terms, if at all.

Plan of Operations

For the next twelve months, we will require significant addition capital to support our business infrastructure including costs of operation following development of the Common Horizons Web Portal. The completion of our business plan for the next twelve months is contingent upon us obtaining additional financing. If we are unable to obtain additional financing, our business will fail.

Plan of Operations for Site Development

Our plan of operations for site development set forth below was designed with the objective to provide visitors and members with speedy access, reliability, privacy and security.

Our immediate plan was to complete the design and implementation of our Web Portal and supporting infrastructure. Our management considered it imperative to construct a web design that is user-friendly because this will ensure speedy access for our members. In furtherance of this plan, on May 10, 2004 we entered into a verbal agreement with Cahan Creative LLC, an experienced web development firm based in Upper Arlington, Ohio, to perform the initial site development work in exchange for $25,000. Pursuant to this verbal agreement, Cahan Creative LLC agreed to construct our logo design, web design, and assist us in building our site concept. Our verbal agreement contained a 30 day termination provision and required the initial site development work to be completed prior to December 31, 2004. The initial site development work for the Common Horizons Web Portal has been completed and we paid Cahan Creative LLC in full for their services.

The second and final step to complete the initial site development work requires that we retain a consultant to develop the interactive user features, an administrative module, and then integrate and test these features. The establishment of interactive user features is essential in order to provide our members with the intended services. An administrative module is essential for us to maintain and secure the information of our members. Our management is currently seeking estimates for these services. We received one estimate from a web developer for $52,900 and estimated that 529 total man hours would be required to perform the requested services. Our management intends to seek other estimates. We will need to seek additional financing prior to being able to hire a consultant to perform these services which will complete the initial site development work.

Following completion of the initial site development work, we plan to further increase the speed and reliability of our service by hosting the site on Company-owned servers and related telecommunications equipment that will utilize bandwidth capacity sufficient to handle a high volume of visitors and members. The cost of purchasing software and hardware to service our operations is estimated to be in the range of $5,000 to $10,000. We plan to maintain the site hardware at a reputable third-party “server park” operator. We also plan to establish an arrangement with an independent party to backup the hosting facilities should we encounter difficulties with our primary operator. At the present time, no agreement or oral understandings are in place with a primary operator or independent party that will provide backup support. Management anticipates that the implementation of these steps to improve the reliability of our service will occur after we are able to secure additional financing. In the event that we are successful in securing additional financing, we plan to implement these steps within six to twelve months from the date of this prospectus.

After the Common Horizons Web Portal is fully developed and also within the next six to twelve months, we intend to add the ability to continuously monitor capacity demands on our site so that we can grow our infrastructure software and hardware resources should market demand increase. We intend to proactively manage our operations against actual site usage. Our management anticipates that it will cost approximately $12,000 add the capacity to continuously monitor our capacity demands.

Plan of Operation for Marketing

Over the next twelve months we plan to design and implement sales and marketing efforts in order to attract visitors to our site. Our initial plan is to market our service and direct Internet users to our website by seeking relationships with other companies or organizations that maintain websites. We plan to establish agreements with these companies or organizations where they would place on their website information about our service and links to our website in return for us providing the same with respect to their service. Our management also intends to introduce our website to established medical agencies and societies, hospitals, clinics and specialist medical practitioners. At the present time, we have not entered into any agreements with any institutions, companies, or organizations that maintain websites.

Over the next twelve months we also plan to initiate an email marketing campaign that will be targeted to medical agencies, charities, hospitals, and medical practitioners. We intend to purchase email addresses and send mass emails that are designed to attract visitors to our site. Management anticipates that this email marketing campaign coupled with links to our website from other health related websites will build awareness and eventual memberships for our service. In addition, management anticipates that these marketing efforts will also result in a number of personal referrals to visit our website. We intend to reinforce referrals through existing members by sending all members a professionally designed and produced e-magazine or e-newsletter each month containing information and updates on our services. We also intend to purchase physical addresses and conduct a mailing of marketing materials once every three months.

We intend to purchase these contacts from providers of sales are marketing leads such as infoUSA, Inc. Our management expects to incur costs of $0.02 - $0.03 per email address and $0.03 - $0.05 for physical addresses. We expect to initially purchase 10,000 email addresses. The quantity of future purchases of email addresses is unknown because management will evaluate the impact of our initial purchase of email addresses and this marketing campaign on our business. The marketing campaign will not be affected by recent legislation regarding spam because we will only purchase contact information for individuals and entities that have not indicated that they do not wish to receive solicitations and promotional information.

We are still in the process of developing other sales and marketing efforts to attract visitors to our site. Some of these ideas include the following:

•
develop relationships with medical agencies, charities, hospitals and medical practitioners where they would permit brochure distribution detailing our service and the support network we plan on establishing;

•	contact publications with the intention that articles and publicity that they may generate would further create awareness of our service and support network;
•	run a print advertisement in trade and other specialist publications in the health care industry; and
•	create a member referral program that will provide referring members a two month free extension of their membership for each new member they refer

We plan to regularly evaluate the effectiveness of our marketing methods, primarily by analyzing member registration statistics and tracking the referral source in order to refine our ongoing marketing campaign. We will use input from member contacts to determine what marketing methods and incentives prove most effective.

We intend to hire employees to handle the additional demands associated with the growth of our business when needed. Additional employees may be hired for sales and marketing, technical support, website management, as well as administration. The time period that we expect to hire additional employees is affected by the development of our business plan and our ability to secure financing. The number of employees that we expect to hire is directly related to the number of members who subscribe to our website. These factors are unknown at the present time. As a result, our management is unable to provide a timeline for hiring additional employees or the amount that we expect to hire.

Following the initial site development work and establishment of the Common Horizons Web Portal, we will require significant funds to purchase additional software, hardware, and to monitor and improve the functionality of our website. The cost of purchasing software and hardware to service our operations is estimated to be in the range of $5,000 to $10,000. The costs of the physical siting of the server(s) and their ongoing upkeep will be handled under contract by a third-party professional hosting (“server park”) organization in order to minimize Common Horizons investment in expensive telecommunication lines, environment control (HVAC) and security equipment and related facilities.

Assuming that we are successful in raising additional financing, we anticipate that we will incur the following expenses over the next twelve months:

1.	$110,000 in connection with the completion and development of our website which includes the purchase of software and hardware;

2.	$100,000 in connection with the implementation of our marketing and sales plan;

3.	$100,000 in connection with general and administrative expenses;

4.	$26,250 in connection with the payment of debt obligations; and

5.	$20,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934.

The completion of our business plan for the next twelve months is contingent upon us obtaining additional financing. As of December 31, 2004, we had cash in the amount of $134. We have forecasted expenditures of $356,250 for the next twelve months as set forth above. Therefore, we will require financing in the approximate amount of $360,000 to pursue our business plan for the next twelve months. Management is currently working to raise additional capital. Following the effectiveness of this registration statement, we plan to offer equity securities in an exempt offering as a means of raising to meet our financial requirements over the next twelve months. If we are unable to obtain additional financing, our business will fail. We do not have any formal commitments or arrangements for the advancement or loan of funds.

Results of Operations for Period Ending December 31, 2004

We were incorporated on January 28, 2004. We did not earn any revenues from inception through the period ending December 31, 2004. We do not anticipate earning revenues until such time that the Common Horizons Web Portal is fully developed and operational. Our expected revenues will likely be comprised of member access services revenues, paid advertisements, and vitamin and book sales.

We incurred operating expenses in the amount of $100,464 for the period from inception on January 28, 2004 to December 31, 2004. These operating expenses are primarily attributable to general and administrative expenses associated with the initial development of the Common Horizons Web Portal, legal expenses, and consulting fees. During the period from inception on January 28, 2004 to December 31, 2004, we incurred $25,500 in expenses for web development, legal expenses in the amount of $31,000, and paid consulting fees to our CEO in the amount of $31,000.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our website being operational, the implementation of our sales and marketing plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $102,250 for the period from inception on January 28, 2004 to December 31, 2004. Our loss was entirely attributable to operating expenses.

Liquidity and Capital Resources

We had cash of $134 as of December 31, 2004. We had a working capital deficit of $87,250 as of December 31, 2004.

As of December 31, 2004, we had insufficient capital to support our intermediate term cash requirements. We must raise additional capital to achieve our business goals and to continue operations. Management currently plans to raise additional capital following the completion of this registration statement. We plan to offer equity securities to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system. We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC. In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities. We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin. In addition, a market for our common stock may never develop. In the event we are not able to obtain financing within the next 12 months, our operations will be limited.

We have not attained profitable operations and are dependent upon obtaining financing to continue operations. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

The Company’s offices are presently located at 620 Tam O’Shanter, Las Vegas, NV 89109. We do not own or lease any real estate property. The real estate we occupy is provided at no cost by our President. While limited in size, the Company’s present corporate office provides facilities suited to existing corporate development and marketing planning functions. As the Company grows, new premises will be required in order to provide the additional facilities needed for the implementation of the Company’s business plan and the commencement of ongoing corporate and administrative, marketing and sales, member support and technical operations functions. The Company does not plan to purchase and own any real estate at this present time.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

- Any of our directors or officers;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
- Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same house address as such person.

On May 10, 2004, we entered into a loan agreement with our CEO, Edward F. Panos, where Mr. Panos agreed to loan us $25,000 in order to secure the services of a consultant. These funds plus five percent (5%) interest per annum are due and payable in full to Mr. Panos on or before May 10, 2005. This loan is secured by a security interest in all of our assets, now owned for hereinafter acquired. Pursuant to this agreement, Mr. Panos has the right to convert all or a portion of this debt into our common stock at the same price that is available to investors in any private placement or $0.05 per share if we do not conduct a private placement during the term of this loan.

From our inception on January 28, 2004 to December 31, 2004, we paid our CEO $31,000 in consulting fees.

Market for Common Equity and Related Stockholder Matters

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that is subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had thirty-nine (39) holders of record of our common stock.

Rule 144 Shares

We are registering 5,500,000 shares held by the selling shareholders listed in this prospectus. The remaining 5,000,000 shares of our common stock will be available for resale to the public after January 30, 2005, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 105,000 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after January 30, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In order for us to pursue our business plan for the next twelve months, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our President and to our Secretary for all services rendered in all capacities to us for the fiscal year ended June 30, 2004.

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Edward F. Panos	President, CEO, CFO, Secretary, Treasurer Director	FYE June 30, 2004	$0	$0	$15,500	0	0	0	0
		Interim period from July 1, 2004 to February 25, 2005	$0	$0	$15,500	0	0	0	0

We do not pay to our directors or officers any salary.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers during since our incorporation.

Financial Statements

Index to Financial Statements:

1.	Audited consolidated financial statements for the period ended December 31, 2004, including:

F-1	Auditors' Report

F-2	Balance Sheet;

F-3	Statement of Operations;

F-4	Statement of Stockholders' Deficit;

F-5	Statement of Cash Flows; and

F-6-9	Notes to Consolidated Financial Statements.

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS

                                                                                                                                                    PAGE NO.

Report of Independent Registered Public Accounting Firm                                                                                                                                     1

Financial statements

Balance sheet                                                                                                                                                                                                            2

Statements of operations                                                                                                                                                                                        3

Statement of stockholders’ deficit                                                                                                                                                                         4

Statements of cash flows                                                                                                                                                                                         5

Notes to financial statements                                                                                                                                                                                  6

DeJoya & Company
Certified Public Accountants & Consultants
8275 So. Eastern Avenue, Suite 250
Las Vegas, Nevada 89123

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Common Horizons, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Common Horizons, Inc. (A Development Stage Company) as of December 31, 2004 and the related statements of operations, stockholders’ deficit, and cash flows for the period from January 28, 2004 (Inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Common Horizons, Inc. (A Development Stage Company) as of December 31, 2004, and the results of its operations and cash flows for the period from January 28, 2004 (Inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya & Company
De Joya & Company
February 3, 2005
Las Vegas, Nevada

Telephone (702) 938-0493 ● Facsimile (702) 920-8049

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2004

ASSETS

Current assets
Cash	$134
Total current assets	134

Total assets	$134

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$31,580
Loan from stockholder	54,971
Accrued interest on note from stockholder	833
Total current liabilities	87,384

Total liabilities	87,384

Commitments and contingencies	--

Stockholders' deficit
Common stock; $.001 par value; 25,000,000 shares
authorized, 10,500,000 shares issued and outstanding	10,500
Additional paid-in capital	4,500
Accumulated deficit during development stage	(102,250)
Total stockholders' deficit	(87,250)

Total liabilities and stockholders' deficit	$134

See Accompanying Notes to Consolidated Financial Statements

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 28, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

Revenues	$--

Cost of revenues	--

Gross profit	--

Operating expenses
Depreciation	--
Stock based compensation	--
Selling general and administrative	100,464
Total operating expenses	100,464

Other income (expense)
Interest expense	(1,786)

Loss from operations	(102,250)

Provision for income taxes	--

Net loss	$(102,250)

Basic loss per common share	$(0.01)
Diluted loss per common share	$(0.01)

Basic weighted average common
shares outstanding	8,863,636

See Accompanying Notes to Consolidated Financial Statements

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM JANUARY 28, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

				Accumulated	Total
	Common Stock		Additional	deficit during	Stockholders'
	Shares	Amount	Paid-in Capital	development stage	Deficit
Balance, January 28, 2004 (Inception)	--	$--	$--	$--	$--

Issuance of common stock, $.001 per share	5,000,000	5,000	(4,500)	--	500

Issuance of common stock, $.001 per share	4,500,000	4,500	--	--	4,500

Issuance of common stock, $.01 per share	1,000,000	1,000	9,000	--	10,000

Net loss	--	--	--	(102,250)	(102,250)

Balance, December 31, 2004	10,500,000	$10,500	$4,500	$(102,250)	$(87,250)

See Accompanying Notes to Consolidated Financial Statements

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 28, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

Cash flows from operating activities:
Net loss	$(102,250)
Changes in operating assets and liabilities:
Change in accounts payable	31,580
Accrued interest	833
Net cash provided by operating activities	(69,837)

Cash flows from financing activities:
Proceeds from issuance of common stock	15,000
Proceeds from loans from stockholder	54,971
Net cash provided by investing activities	69,971

Net change in cash	134

Cash, beginning of period	--

Cash, end of period	$134

See Accompanying Notes to Consolidated Financial Statements

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - Common Horizons, Inc., (referred to as the “Company”) main business activity is the establishment and development of business through the CommonHorizons.com website portal. The Company maintains an office in Las Vegas, Nevada.

History - Common Horizons, Inc. ( referred to as the “Company”) was incorporated in Nevada on January 28, 2004 (inception).

Development stage company - The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7”Accounting and Reporting by Development-Stage Enterprises”. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of approximately $102,250 since its inception and will require additional capital for its operational activities. The Company plans to complete a private placement to raise sufficient financing in order to meet its financial requirements over the next twelve months. If it is unable to obtain additional financing, the business plan will be significantly delayed. The Company does not have any formal commitments or arrangements for the advancement or loan of funds. The company’s ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. Theses factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Definition of fiscal year - The Company’s fiscal year end is December 31.

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - Revenues are recognized during the period in which the revenues are earned. Costs and expenses are recognized during the period in which they are incurred.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (continued)

Long-lived assets - In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No 144, “Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of,” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discounted operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. The provision of this statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments to sell such assets, as defined, by management. As a result, management cannot determine the potential effects that adoption of SFAS No. 144 will have on its financial statements with respect to any future disposal decisions. As of June 30, 2004, there were no fixed assets, and as such, no impairment exists. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue which could result in impairment of long-lived assets in the future.

Fair value of financial instruments - Financial accounting standards Statement No. 107, “Disclosure About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive income (loss) - The Company has no components of other comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

Advertising costs - Advertising costs incurred in the normal course of operations are expensed as incurred. No advertising costs have been incurred as of January 28, 2004 (date of inception) through December 31, 2004.

Stock-based compensation - The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model. For period from January 28, 2004 (date of inception) through December 31, 2004, there were no stock options and/or warrants granted.

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

In December 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

New accounting pronouncements -In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

2.	DUE TO RELATED PARTY

On May 10, 2004, the Company entered into a loan agreement with its CEO, Edward F. Panos, where Mr. Panos agreed to loan the Company $25,000 in order to secure the services of a consultant. These funds plus five percent (5%) interest per annum are due and payable in full to Mr. Panos on or before May 10, 2005. This loan is secured by a security interest in all of the Company’s assets. Pursuant to this agreement, Mr. Panos has the right to convert all or a portion of this debt into common stock at the same price that is available to investors in any private placement or $0.50 per share if the Company does not conduct a private placement during the term of this loan. No payment has been made on this loan as of December 31, 2004.

The Company also borrowed $29,971 from three stockholders of the company. These loans are unsecured, non-interest-bearing, and due on demand , of which $18,270 is from the Company’s CEO, Edward F. Panos. No payments have been made on these loans as of December 31, 2004.

3.     CAPITAL STOCK TRANSACTIONS

Common stock - The authorized common stock is 25,000,000 shares at $.001 par value. As of June 30, 2004, the Company had 10,500,000 shares of common stock issued and outstanding.

During March 2004, the Company issued 5,000,000 shares of common stock to two individuals at $.001 per share for cash of $500.

From March 31, 2004 through April 30, 2004, the Company issued 4,500,000 shares of common stock to thirty individuals and two business entities at $.001 per share for cash of $4,500.

From June 11, 2004 through June 18, 2004, the Company issued 1,000,000 shares of common stock to five individuals at $.01 per share for cash of $10,000.

COMMON HORIZONS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

3.     CAPITAL STOCK TRANSACTIONS (continued)

On June 25, 2004, the Company approved a 10 to 1 forward stock split. Accordingly, the financials statements have been adjusted retrospectively to take into to account the forward stock split as if it had occurred from the Company’s inception.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;

2. the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                                                                          $                  70
Federal Taxes                                                                                                                                               $                 Nil
State Taxes and Fees                                                                                                                                  $                 Nil
Transfer Agent Fees                                                                                                                                   $             1,000
Accounting fees and expenses                                                                                                                 $             5,000
Legal fees and expenses                                                                                                                            $            20,000
                                                                                                                                                                       ___________
Total                                                                                                                                                              $            26,070
                                                                                                                                                                       ===========

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

We completed an offering our common stock at a price of $0.01 per share to a total of thirty-three purchasers in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933. Upon closing on May 5, 2004, we issued 450,000 shares of our restricted common stock at the price of $0.01 per share for total proceeds of $4,500 to a total of 33 purchasers. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We did not engage in any public solicitation or general advertising. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On June 22, 2004, we completed another offering of shares of our common stock at a price of $0.10 per share to a total of five purchasers in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933. Upon closing, we issued 100,000 shares of our restricted common stock at the price of $0.10 per share for total proceeds of $10,000 to a total of 5 purchasers. The total amount we received from this offering was $10,000. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We did not engage in any public solicitation or general advertising. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

Item 27. Exhibits

Exhibit
Number            Description
--------            --------------------
3.1                  Articles of Incorporation (1)
3.2                  By-Laws (1)
4.1                  Sample Share Certificate (1)
5.1                  Opinion of Cane & Associates, LLP, with consent to use (2)
10.1               Agreement with Chef Live, Inc. (3)
23.1                Consent of De Joya & Company, Certified Public Accountants and Consultants

(1)	Previously filed as an exhibit to the registration statement on Form SB-2 filed on September 29, 2004
(2)	Previously filed as an exhibit to Amendment No. 1 to the registration statement on Form SB-2 filed on December 23, 2004.
(3)	Previously filed as an exhibit to Amendment No. 3 to the registration statement on Form SB-2 filed on February 18, 2005.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada on February 25, 2005.

            COMMON HORIZONS, INC.

                                                                                                                        By:
                                                                    /s/ Edward F. Panos
                                                                        Edward F. Panos
                                                                                                                               President, Chief Executive Officer,
                                                                                                                                 Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                                  By:
                                                                   /s/ Edward F. Panos
                                                                        Edward F. Panos
                                                                                                                              President, Chief Executive Officer,
                                                                                                                                 Chief Financial Officer and Director
                                                                                                                February 25, 2005